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                                                                    EXHIBIT 4.43

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT ("Agreement") is made and entered into effective as of January 1, 2001, by and between CARRABBA'S ITALIAN GRILL, INC., a Florida corporation ("Seller"), and GOLD COAST RESTAURANT GROUP, INC., a Florida corporation ("Purchaser").

         WHEREAS, pursuant to that certain Agreement of Limited Partnership of Carrabba's/South Florida-I, Limited Partnership ("Partnership") dated January 1, 1997, as amended by that certain First Amendment to Agreement of Limited Partnership of Carrabba's/South Florida-I, Limited Partnership dated August 2, 1999, Seller is the owner of an eighty-one percent (81%) partnership interest in the Partnership as a general partner; and

         WHEREAS, the Partnership owns and operates those certain Carrabba's Italian Grill restaurants specified on EXHIBIT A attached hereto and incorporated; and

         WHEREAS, Seller desires to sell and Purchaser desires to purchase a thirty-six percent (36%) partnership interest in the Partnership as a general partner for the consideration hereinafter specified.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter specified, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, it is agreed as follows:

         1. SALE OF PARTNERSHIP INTEREST. At the Closing, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase from Seller for the purchase price set forth below, subject to the terms and conditions of this Agreement, a thirty-six percent (36%) general partner interest in the Partnership ("Partnership Interest").

         2. CONSIDERATION. The total purchase price for the Partnership Interest being purchased and sold hereunder shall be One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00), evidenced by a promissory note in the form attached hereto as Exhibit A ("Promissory Note").

         3. TRANSFER OF PARTNERSHIP INTEREST. At the Closing, Seller shall transfer to Purchaser the Partnership Interest, free and clear of all liens, encumbrances, and claims, except for a purchase money security interest in favor of Seller to secure payment of the Promissory Note.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

                  (a) Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

                  (b) Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

                  (c) This Agreement constitutes a valid and legally binding agreement of Purchaser, which when executed and delivered in accordance with the provisions hereof, shall be valid and legally binding upon Purchaser in accordance with its terms.

         5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows:

                  (a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.


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                  (b) Seller has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

                  (c) This Agreement constitutes a valid and legally binding agreement of Seller, which when executed and delivered in accordance with the provisions hereof, shall be valid and legally binding upon Seller in accordance with its terms.

                  (d) Seller is the sole beneficial owner of the Partnership Interest and has full power and authority to transfer the Partnership Interest to Purchaser in the manner provided in this Agreement, free and clear of all liens, claims, or charges.

         6. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligations of Seller to consummate this transaction are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any and all of which may be waived in whole or in part by Seller:

                  (a) Purchaser's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time.

                  (b) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser, and shall, at or before Closing, properly execute and deliver all documents necessary to effect completion of this transaction.

         7. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to consummate this transaction are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any and all of which may be waived in whole or in part by Purchaser:

                  (a) Seller's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time.

                  (b) Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller, and shall, at or before Closing, properly execute and deliver all documents necessary to effect completion of this transaction.

         8. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties, and agreements made by the parties in this Purchase Agreement, or pursuant hereto, shall survive the Closing and shall not expire.

         9. ADDITIONAL DOCUMENTATION. The parties hereby agree to enter into such agreements or other documents as may be required to evidence the agreement of the parties herein contained and the transactions contemplated hereunder.

         10. CLOSING. The Closing shall take place simultaneously upon execution hereof, or at such other time and place as shall be mutually agreed upon by the parties, to be effective as of the date hereof.

         11. BINDING. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and the respective legal representatives, successors, and assigns of the parties hereto.

         12. ATTORNEYS' FEES. In the event of any dispute arising out of this Agreement or any instrument given in connection herewith, or in the event it shall become necessary for a party to employ counsel to protect the party under this Agreement or any instrument given in connection herewith, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether incurred out of court or in litigation, including fees and costs incurred for representation on appeals.



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         13. GOVERNING LAWS. This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Florida.

         14. SEVERABILITY. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and all such other provisions shall continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidities shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law, continue in full force and effect.

         15. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         16. ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understanding between the parties with respect to such subject matter.

         17. AMENDMENT. This Agreement may not be amended or modified except by instrument in writing signed by all of the parties.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the date first set forth above.

"SELLER"                                    "PURCHASER"

CARRABBA'S ITALIAN GRILL, INC.,             GOLD COAST RESTAURANT GROUP, INC.,
a Florida corporation                       a Florida corporation


By:                                         By:
   ----------------------------------            ------------------------------
     Steven T. Shlemon, President                 F. Beaven Smith, President



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                                                                       EXHIBIT A

                      -----------------------------------------
                           IDENTIFICATION AND LOCATION OF
                                    RESTAURANTS
                      -----------------------------------------
                      1006 WEST PALM BEACH
                      2224 Palm Beach Lakes Blvd.
                      West Palm Beach, FL  33409
                      -----------------------------------------
                      1008 STUART
                      2700 South East Federal Hwy.
                      Stuart, FL  34994
                      -----------------------------------------
                      1009 BOYNTON BEACH
                      1999 North Congress Avenue
                      Boynton Beach, FL  33426
                      -----------------------------------------
                      6006 CORAL SPRINGS
                      2501 University Drive
                      Coral Springs, FL  33065
                      -----------------------------------------
                      6017 DELRAY BEACH
                      335 East Linton Blvd.
                      Delray Beach, FL  33444
                      -----------------------------------------



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